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                              EXHIBIT 24

                          POWER OF ATTORNEY



    KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned does hereby appoint and constitute Charles H. Kaman and Harvey S. Levenson and each of them as his or her agent and attorney-in-fact to execute in his or her name, place and stead (whether on behalf of the undersigned individually or as an officer or director of Kaman Corporation or otherwise) the Annual Report on Form 10-K of Kaman Corporation respecting its fiscal year ended December 31, 1994 and any and all amendments thereto and to file such Form 10-K and any such amendment thereto with the Securities and Exchange Commission. Each of the said attorneys shall have the power to act hereunder with or without the other.

    IN WITNESS WHEREOF, the undersigned have executed this instrument this 14th day of February, 1995.





Frank C. Carlucci                     Hartzel Z. Lebed


John A. DiBiaggio                     Harvey S. Levenson


Edythe J. Gaines                      Walter H. Monteith, Jr.


Huntington Hardisty                   John S. Murtha


Charles H. Kaman                      Robert L. Newell


C. William Kaman, II                  Wanda L. Rogers






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